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                                                                   Exhibit 10.15

                            NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT (this "Agreement") is made as of July 28, 2005 (the "Effective Date") by and among ARTISTDIRECT, INC., a Delaware corporation (the "Company"), WNT07 HOLDINGS, LLC, a Delaware limited liability company ("Advisor"), ERIC PULIER ("Pulier"), and TEYMOUR BOUTROS-GHALI ("Boutros-Ghali", and together with Pulier, the "Managers", and each a "Manager").

                                    RECITALS

      A. The Company has engaged Advisor to provide the services of the Managers with respect to the Company's business activities on an advisory basis to advise, aid and assist the Company.

      B. In consideration of Advisor making the services of the Managers available to the Company, the Company has issued to Advisor shares of common stock, par value $0.01 per share of the Company that will be subject to certain restrictions as set forth herein (the "Restricted Shares").

      C. The Managers are the managers of Advisor.

      D. As a condition to the Company issuing the Restricted Shares to Advisor, the Company requires that Advisor and the Managers to enter into this Agreement.

                                    AGREEMENT

      In consideration of the above recitals and of the mutual covenants and conditions contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. COVENANT NOT TO COMPETE OR SOLICIT.

      (a) Non-Competition. Beginning on the Effective Date and ending on the earlier of: (i) April 1, 2007, or (ii) the date of termination of Advisor's services with the Company by the Company (the "Non-Competition Period"), Advisor and Managers shall not (other than on behalf of the Company), without the prior written consent of the Company, engage in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below). For all purposes hereof, the term "Competitive Business Activity" shall mean: (i) engaging in, or managing or directing persons engaged in any business in competition with the Company's Media Defender business of on-line piracy protection for music and/or movies; (ii) acquiring or having an ownership interest in any entity that derives revenues from any business in competition with the Competitive

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Business Activity (except for passive ownership of three percent (3%) or less of any entity whose securities are publicly traded on a national securities exchange or market or five percent (5%) or less of any entity whose securities are not publicly traded on a national securities exchange or market); or (iii) participating in the operation or control of any firm, partnership, corporation, entity or business (each, an "Entity") described in clause (ii) of this sentence; provided, however, that Advisor or the Managers shall not be deemed to be engaging in a Competitive Business Activity solely because Advisor or a Manager is employed by, serves as an independent contractor to, is a partner of a venture capital fund, or is otherwise associated with an Entity that engages in a Competitive Business Activity if (i) Advisor or a Manager is employed in, serves as an independent contractor to or is otherwise associated with a division of such Entity other than the division engaged in a Competitive
Business Activity (a "Competing Division"), (ii) the Advisor or a Manager does not provide technical, marketing or other assistance to a Competing Division, or
(iii) a Manager is a partner of a venture capital fund that may invest in an Entity engaged in a Competitive Business Activity (although a Manager shall not, individually, participate in the management of such investment on behalf of the venture fund (such as, by way of example, serving as a director or manager of the entity in which the venture fund invested). For all purposes hereof, the term "Restricted Territory" shall mean in any State of the United States of America, or in any foreign country in which the Company or an affiliate or subsidiary of the Company is conducting such Competitive Business Activity.

      (b) Non-Solicitation. During the Non-Competition Period, neither Advisor nor the Managers shall solicit, encourage or take any other action which is intended to induce or encourage, or could reasonably be expected to have the effect of inducing or encouraging, any employee of the Company or any of its subsidiaries to terminate his or her employment with the Company or its subsidiaries; provided, however, that any general solicitation of employees not specifically targeted to the Company's employees shall not be deemed a violation of this Section 1(b).

      (c) Scope/Severabilty. The covenants contained in Section 1(a) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. The parties acknowledge that the Competitive Business Activity is and will be national and international in scope and thus the covenants in this
Section 1 would be particularly ineffective if the covenants were to be limited to a particular geographic area of the United States. If any court of competent jurisdiction at any time deems the Non-Competition Term unreasonably lengthy, or the Restricted Territory unreasonably extensive, or any of the covenants set forth in Section 1 not fully enforceable, the other provisions of Section 1, and this Agreement in general, will nevertheless stand and to the fullest extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Term be deemed to be the longest period permissible by law, but not in excess of the length provided for in Section 1(a), and the Restricted Territory be deemed to comprise the
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largest territory permissible by law under the circumstances, but not in excess of the territory provided for in Section 1(a)).

2. FORFEITURE RESTRICTIONS. Advisor agrees it may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of any of the Restricted Shares (collectively, the "Forfeiture Restrictions"), before the termination or lapse of the Non-Competition Period.

3. REMEDIES. Advisor agrees that if either Advisor or a Manager were to breach any provisions of this Agreement, the Company would suffer damages that are not readily ascertainable. Accordingly, in addition to and without limiting any remedies in law or in equity that may be available to the Company for the breach of this Agreement, including, but not limited to, injunctive and other equitable relief, Advisor agrees that in the event of a material breach of this Agreement by Advisor or a Manager, as reasonably determined by the Board of Directors of the Company, the Company shall have, on the date of such breach of any material provisions of this Agreement (the "Termination Date"), an irrevocable, exclusive option (the "Forfeiture Repurchase Option"), for a period of ninety (90) days from the Termination Date (the "Forfeiture Repurchase Period"), to repurchase up to all of the Restricted Shares on the Termination Date at the original purchase price per share (the "Repurchase Price"). The Forfeiture Repurchase Option shall be exercisable by written notice delivered to Advisor before the expiration of the Forfeiture Repurchase Period. The notice shall indicate the number of the Restricted Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than fifteen (15) days after the expiration of the Forfeiture Repurchase Period. On the date of the repurchase, the Company shall pay to Advisor by a certified check of the Company, an amount equal to the Repurchase Price for each of the Restricted Shares that is to be repurchased from Advisor. Upon such payment to Advisor, the Company shall become the legal and beneficial owner of the Restricted Shares being repurchased and all rights and interests therein or related thereto, and the Company shall have the right to transfer to its own name the Restricted Shares being forfeited and repurchased without any further action of Advisor. The parties expressly agree that these provisions governing the forfeiture and repurchase of the Restricted Shares shall be specifically enforceable by the Company in a court of equity or law. Advisor acknowledges and agrees that the exercise by the Company of the Forfeiture Repurchase Option is a reasonable forecast of the damages likely to result from such breach and is not a penalty of any kind.

4. TAX CONSEQUENCES. Advisor understands that Section 83 of the Internal Revenue Code of 1986, as amended (which, including any amendments and successor provisions to any section referenced herein and any Treasury regulations promulgated under such section, is hereinafter referred to as the "Code"), taxes as ordinary income the difference between the purchase price for the Restricted Shares and the fair market value of the Restricted Shares as of the date any substantial risk of forfeiture imposed on the Restricted Shares terminates or lapses or the Restricted Shares become transferable. Advisor understands that, regardless of any substantial risk of forfeiture, it may elect to be taxed at the time the Restricted Shares are granted, rather than when and as any substantial risk of forfeiture terminates or lapses, by filing an election under
Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the

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Effective Date. Advisor acknowledges that it is its sole responsibility (and not the Company's) to file timely the election under Section 83(b), even if Advisor requests the Company or its representatives to make that filing on his behalf. Notwithstanding the foregoing, the Company makes no representation that the Restrictions constitute a substantial risk of forfeiture under Section 83 of the Code.

5. MISCELLANEOUS.

      (a) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California without reference to rules of conflicts of law. Advisor and the Managers hereby consent to the personal jurisdiction of the state and Federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

      (b) Specific Performance; Injunctive Relief. The parties acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Advisor and the Managers set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to seek enforcement of such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

      (c) Severability. If any portion of this Agreement is held by an arbitrator or a court of competent jurisdiction to conflict with any Federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

      (d) No Assignment. Because the nature of the Agreement is specific to the actions of Advisor and the Managers, Advisor and the Managers may not assign this Agreement. This Agreement shall inure to the benefit of the Company and its successors and assigns.

      (e) Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service, or delivered by telecopy (if a duplicate copy is also contemporaneously sent by any other means of delivery provided herein) to the following addresses, or such other address as any party hereto designates by written notice to any other party hereto, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, one business day after delivery to the courier, if delivered by overnight courier service, or on the date of delivery, if given by telecopy prior to 12:00 p.m. (based on the local time of the recipient) and a duplicate copy is sent by any other means of delivery as provided herein (or, if such telecopy shall be delivered after 12:00 p.m., on the day after delivery thereof):

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            (i) if to The Company, to:

                ARTISTdirect, Inc.
                10900 Wilshire Boulevard
                Suite 1400
                Los Angeles, CA 90024
                Telephone No.: (310) 443-5360
                Facsimile No.: (310) 443-5361

            (ii) if to Advisor or the Managers,  to:

                WNT07 Holdings, LLC
                c/o Larry Wayne, CPA
                Wayne, Gaynor, Umanoff & Pollack, LLP
                6100 Center Drive, Suite 950
                Los Angeles, CA 90045
                Telephone No. (310) 846-5770
                Facsimile No.:  (310) 846-5771

      (f) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by the Company, Advisor and the Managers. Nothing in this Agreement shall limit, modify or impair any statutory or common law duty or obligation that the Managers may have to the Company, or any duty or obligation arising under any of the existing policies and procedures of the Company that apply to its officers and/or directors generally.

      (g) Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

      (h) Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

      (i) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the parties.

      (j) Delivery by Facsimile. This Agreement,, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it

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were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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                            SIGNATURE PAGE FOLLOWS.]

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date.

                                     THE COMPANY:

                                     ARTISTDIRECT, INC., A DELAWARE CORPORATION

                                     By: /s/ Robert Weingarten
                                         ------------------------
                                     Name: Robert Weingarten
                                     Its: Chief Financial Officer

                                     ADVISOR:

                                     WNT07 HOLDINGS, LLC, A DELAWARE LIMITED
                                     LIABILITY COMPANY

                                     By: /s/ Eric Pulier
                                         ---------------
                                     Name: Eric Pulier
                                     Its: Manager

                                     By: /s/Teymour Boutros-Ghali
                                         -----------------------------
                                     Name: Teymour Boutros-Ghali
                                     Its: Manager

                                     MANAGERS:

                                     /s/ Eric Pulier
                                     ---------------
                                     ERIC PULIER

                                     /s/ Teymour Boutros-Ghali
                                     -------------------------
                                     TEYMOUR BOUTROS-GHALI

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